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                                                                    EXHIBIT 23.4


                                 WOOD MACKENZIE
                                  KINTOR HOUSE
                               74-77 QUEEN STREET
                                EDINBURGH EH2 4NS
                                 UNITED KINGDOM]


                                February 28, 2001


Preem Holdings AB
Sandhamnsgatan 51
PO Box 27800
S-115 90 Stockholm
Sweden


         Dear Sirs:


         Wood MacKenzie hereby consents to the use in: (i) the offering memorandum (the "Offering Memorandum") of Preem Holdings AB (the "Company") related to the offering of notes in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended, and (ii) the Prospectus constituting part of the Registration Statement on Form F-4 of the Company (the "Registration Statement"), of our name and the oil refinery industry and market data and information compiled by us, which appear in such Offering Memorandum and Registration Statement. We also consent to the reference to us in the Offering Memorandum and the Registration Statement as a "global energy consultant" and "oil refining industry analysts."


                                              WOOD MACKENZIE


                                              /s/ T.P. LAMBERT
                                              -------------------------------
                                              By: T.P. Lambert
                                              Title: Director -
                                                     Head of Energy Consulting


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